                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant to ss.240.14a-12

                                TOWER GROUP, INC.
                (Name of Registrant as Specified In Its Charter)
                -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

--------------------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         5) Total fee paid:

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|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing 1) Amount Previously Paid:

--------------------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         3) Filing Party:

--------------------------------------------------------------------------------

         4) Date Filed:

                                TOWER GROUP, INC.
                            120 Broadway, 14th Floor
                            New York, New York 10271


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

To the Holders of Our Common Stock:

The Annual Meeting of Stockholders of Tower Group, Inc. (the "Company") will be held on May 19, 2005 at 10:00 A.M. at the Marriott Financial Center, 85 West Street, New York, New York for the following purposes:

         (1) To elect three Directors;

         (2) To vote on the approval of the appointment of an independent registered public accounting firm for the year 2005; and,

         (3) To consider such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 14, 2005 are entitled to notice of, and to vote at, the meeting.

                                     By order of the Board of Directors,


                                     Steven G. Fauth
                                     Secretary and General Counsel


April 19, 2005

                                TOWER GROUP, INC.
                            120 Broadway, 14th Floor
                            New York, New York 10271


                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Tower Group, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Marriott Financial Center, 85 West Street, New York, New York 10006 on May 19, 2005 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to stockholders of the Company on or about April 14, 2005.

     Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors' recommendation on each proposal.

     The Board of Directors knows of no other matters that are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the three nominees for the Board of Directors and "FOR" the approval of the appointment by the Audit Committee of the Board of Directors of Johnson Lambert & Co. as the Company's independent registered public accounting firm for the year 2005.

     Stockholders of record at the close of business on April 14, 2005 are entitled to vote at the meeting. On April 14, 2005, the Company had outstanding 19,752,916 shares of common stock, $.01 par value. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. As to each proposal, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.

     Directors will be elected by a plurality of the votes cast. As to proposal number two, a majority of the votes which all stockholders present are entitled to cast shall constitute approval by the stockholders.

                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
Proxy Statement                                                                                3

Election of Directors                                                                          5

Compensation Committee Report on Executive Compensation                                       13

Summary Compensation Table                                                                    16

Audit Committee Report                                                                        21

Pre-Approval Policy for Services of the Independent Registered Public Accounting Firm         22

Approval of Appointment of Independent Registered Public Accounting Firm                      22

Stockholder Proposals                                                                         23

Audit Committee Charter                                                                       24

Compensation Committee Charter                                                                29

Corporate Governance and Nominating Committee Charter                                         32


                              COST OF SOLICITATION

     The Company is soliciting its own proxy and will incur approximately $7,500 to print and mail. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

1. ELECTION OF DIRECTORS

     The Board of Directors has nominated the three persons named below, to hold office until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee not be able to serve as a Director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

                              NOMINEES FOR DIRECTOR

     Directors hold office in accordance with the by-laws which provide for Class I, II and III Directors. The Directors in each class serve three-year terms, with the expiration of terms staggered according to class. Officers are elected by and serve at the discretion of the Board of Directors. The following Directors have terms that expire at the 2005 Annual Meeting of Stockholders and have been nominated to stand for election as Class III Directors with terms expiring in 2008:

         NAME                     AGE   POSITION
         ----                     ---   --------
         Michael H. Lee            47   Chairman of the Board, President & CEO
         Gregory T. Doyle          44   Director
         Steven W. Schuster        50   Director

     The names and ages of the nominees, their principal occupation, length of service as Directors of the Company and certain other biographical information are set forth below:

MICHAEL H. LEE, age 47, currently serves as Chairman of the Board of Directors, President and Chief Executive Officer and has held these positions at the Company since its formation in 1995 and at its subsidiaries since their formation. Prior to founding the Company's insurance subsidiary in 1990, Mr. Lee was an attorney in private practice specializing in advising entrepreneurs on the acquisition, sale and formation of businesses in various industries. Mr. Lee received a B.A. in Economics from Rutgers University in 1980 and a J.D. from Boston College Law School in 1983. He is admitted to practice law in New York and New Jersey. Mr. Lee has worked in the insurance industry for over 15 years with experience in insurance, finance, underwriting, sales and marketing, claims management and administration and law.

GREGORY T. DOYLE, age 44, has served on the Board of Directors of the Company since September 1, 2004, and currently holds the position of Executive Chairman at the reinsurance brokerage firm BMS Vision Re. Prior thereto, he served as a reinsurance consultant for approximately two years. From December 2000 to January 2003, Mr. Doyle served as Executive Vice President, Strategic Planning/Corporate Development for Guy Carpenter & Company, a reinsurance brokerage firm. From 1985 to 2000, Mr. Doyle held senior positions at American Re-Insurance Company, ultimately as Corporate Executive Vice President and President of Domestic Insurance Company Operations. He was also a member of American Re-Insurance's Board of Management and directed their largest division, with annual revenues in excess of $2 billion. Mr. Doyle is a Chartered Property and Casualty Underwriter and attended the Advanced Executive Education Program at the University of Pennsylvania's Wharton School of Business. He has a B.A. in Government from Hamilton College.

STEVEN W. SCHUSTER, age 50, has served on the Board of Directors of the Company since 1997, and has been engaged in the practice of corporate law for over 20 years and is co-chair of McLaughlin & Stern LLP's corporate and securities department, where he has worked since 1995. Mr. Schuster received his B.A. from Harvard University in 1976 and his J.D. from New York University in 1980.

                              DIRECTOR INDEPENDENCE

     The standards relied upon by the Board of Directors in affirmatively determining whether a Director is "independent," in compliance with the rules of the Nasdaq Stock Market ("Nasdaq"), are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no Director or nominee for Director qualifies as "independent" unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Specifically, the following persons may not be considered independent: (i) a Director or nominee for Director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company; (ii) a Director or nominee for Director who accepts, or has a family member who accepts, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (1) compensation for Board or Board Committee service; (2) payments arising solely from investments in the Company's securities; (3) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company; (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (5) loans from a financial institution meeting certain enumerated requirements; (6) payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, subject to certain enumerated requirements; or (7) loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended; (iii) a Director or nominee for Director who has a family member who is, or at any time during the past three years was, employed by the Company or any subsidiary of the Company as an executive officer; (iv) a Director or nominee for Director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company's securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a Director or nominee for Director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serves on the Compensation Committee of such other entity; and (vi) a Director or nominee for Director who is, or has a family member who is, a current partner of the Company's independent registered public accounting firm, or was a partner or employee of the Company's independent registered public accounting firm, who worked on the Company's audit at any time during the past three years.

     The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an "independent" Director of the Company: Mr. Gregory T. Doyle, Mr. Steven W. Schuster, Mr. Charles A. Bryan and Mr. Austin P. Young, III. As part of the Board's process in making such determination, each such Director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such Director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

                              INDEPENDENT DIRECTORS

     The Company's Board of Directors has determined that a majority of its members meet Nasdaq's standards for independence. See "Director Independence" above. The Company's independent Directors will meet in executive session at least twice during 2005.

                                 AUDIT COMMITTEE

     The Company's Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by Nasdaq and applicable United States Securities and Exchange Commission (the "SEC" or the "Commission") rules. See "Director Independence" above.

     The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and (iii) Mr. Austin
P. Young, III, who previously served as an audit partner in the Houston and New York offices of KPMG Peat Marwick until 1987, is an Audit Committee financial expert. In making this last determination, the Board of Directors made a qualitative assessment of Mr. Young's level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.

     The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter, included as Appendix A to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company's web site, www.twrgrp.com, or by contacting the Company's Corporate Secretary at the address appearing on the first page of this proxy statement.

     Johnson Lambert & Co., the Company's independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company's independent registered public accounting firm prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

                             COMPENSATION COMMITTEE

     All members of the Compensation Committee have been determined to meet Nasdaq's standards for independence. See "Director Independence" above. Further, each member is a "non-employee Director," as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an "outside Director" as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The charter, included as Appendix B to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company's web site, www.twrgrp.com, or by contacting the Company's Corporate Secretary at the address appearing on the first page of this proxy statement.

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     All members of the Corporate Governance and Nominating Committee have been determined to meet Nasdaq's standards for independence. See "Director Independence" above. The Corporate Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The charter, included as Appendix C to this proxy statement, is reviewed annually for appropriate revisions. Copies of the charter can also be obtained free of charge on the Company's web site, www.twrgrp.com, or by contacting the Company's Corporate Secretary at the address appearing on the first page of this proxy statement.

     As part of its duties, the Corporate Governance and Nominating Committee develops and recommends to the Board of Directors corporate governance principles. The Corporate Governance and Nominating Committee also identifies and recommends individuals for Board of Directors membership. To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Corporate Governance and Nominating Committee's view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

     In connection with each of the Company's annual meetings of stockholders, the Corporate Governance and Nominating Committee will consider candidates for Director recommended by any stockholder who (a) has been a continuous record owner of at least 2% of the Company's common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the stockholders meeting. Such recommendations must be made by written notice addressed to the Secretary of the Company given no more than 120 days and no less than 90 days prior to the anniversary of the date the Company first mailed its proxy materials for the previous year's annual meeting of stockholders. Consequently, any such recommendation for consideration by the Corporate Governance and Nominating Committee with respect to the Company's 2006 annual meeting of stockholders must be made no earlier than December 19, 2005 nor later than January 19, 2006.

     Pursuant to the above procedures, once the Corporate Governance and Nominating Committee has identified prospective nominees, background information will be solicited on the above candidates, following which they will be investigated, interviewed and evaluated by the Corporate Governance and Nominating Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

     All the Director nominees named in this proxy statement met the Board of Directors' criteria for membership and were recommended by the Corporate Governance and Nominating Committee for election by stockholders at this Annual Meeting.

     All nominees for election at this Annual Meeting were previously elected by stockholders.

                       CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a "code of ethics" under applicable SEC rules. The Code is applicable to all Directors, officers and employees, including the principal executive officer, principal financial officer and persons performing similar functions. Copies of the Code can be obtained free of charge from the Company's web site, www.twrgrp.com, or by contacting the Company's Corporate Secretary at the address appearing on the first page of this proxy statement.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     A stockholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors or Director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board of Directors will be relayed to the intended Director(s).

                   ADDITIONAL INFORMATION REGARDING THE BOARD

     MEETINGS. During 2004, the Board of Directors met 5 times. Each Director attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such Director served.

     BOARD COMMITTEES. The Audit Committee met 5 times in 2004. The Audit Committee consists of Messrs. Young (Chairperson), Doyle and Bryan. Among other duties, the Audit Committee recommends the selection of the Company's independent registered public accounting firm; reviews and recommends action by the Board of Directors regarding the Company's quarterly and annual reports filed with the SEC; discusses the Company's audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.

     The Compensation Committee met 3 times in 2004. The Compensation Committee consists of Messrs. Doyle (Chairperson) and Schuster. Among other duties, the Compensation Committee evaluates the performance of the Company's principal officers, recommends to the Board of Directors the selection and compensation of principal officers and administers the Company's various compensation plans.

     There was no meeting of the Corporate Governance and Nominating Committee in 2004. The Corporate Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board and consists of Messrs. Schuster (Chairperson) and Doyle.

     The Company does not have a policy with regard to members of the Board of Directors attendance at annual stockholder meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Doyle and Schuster neither of whom were officers or employees of the Company during 2004. During 2004, none of the Company's executive officers served as a Director or member of the Compensation Committee (or other board committee performing similar functions) of any entity of which either Mr. Doyle or Mr. Schuster was an executive officer, nor did any of the Company's executive officers serve as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of such a committee, the entire Board of Directors) of any entity for which any of the Company's Directors served as an executive officer.


                                              THE BOARD AND BOARD COMMITTEES
         -------------------------------------------------------------------------------------------------
                                                                                              CORPORATE
                                                                                           GOVERNANCE AND
                                                                       COMPENSATION          NOMINATING
         NAME                                   AUDIT COMMITTEE         COMMITTEE             COMMITTEE
         ------------------------------         ---------------        -------------       ---------------
         Charles A. Bryan*                             X
         ------------------------------         ---------------        -------------       ---------------
         Francis M. Colalucci
         ------------------------------         ---------------        -------------       ---------------
         Gregory T. Doyle*                             X                  CHAIR                   X
         ------------------------------         ---------------        -------------       ---------------
         Steven G. Fauth
         ------------------------------         ---------------        -------------       ---------------
         Michael H. Lee
         ------------------------------         ---------------        -------------       ---------------
         Steven W. Schuster*                                                X                   CHAIR
         ------------------------------         ---------------        -------------       ---------------
         Austin P. Young, III*                       CHAIR
         ------------------------------         ---------------        -------------       ---------------
         Number of meetings in 2004                    5                    3                     0
         ------------------------------         ---------------        -------------       ---------------
            *Independent Director


                           RELATED PARTY TRANSACTIONS

     On March 14, 2000, Tower Risk Management Corp. ("TRM") provided Michael H. Lee, the Company's Chairman, President and Chief Executive Officer, with a revolving credit line up to $1,000,000, as evidenced by a promissory note (as amended and restated on August 2, 2004) made by Mr. Lee in favor of TRM. Pursuant to the terms of the promissory note, Mr. Lee borrowed $1,000,000. Interest accrued on the borrowings at the rate of 4%, compounded annually. The outstanding principal amount together with accrued interest was paid in 2004, even though the principal and accrued interest was not due until March 14, 2007. The credit line was terminated upon payment.

     Also on March 14, 2000, TRM adopted a plan of deferred compensation in favor of Mr. Lee. Pursuant to the terms of the plan, Mr. Lee was entitled to amounts representing non-qualified deferred compensation awards, not to exceed $1,000,000, as determined by the Board of Directors of TRM from time to time. Awards granted under the plan, together with accrued interest, were to be paid on April 1, 2008 and bore interest at an annual rate of 7% from the date of grant until payment. Mr. Lee was granted awards in the maximum amount of $1,000,000 as of December 2000. On May 5, 2004 the Board approved the payment of the entire deferred compensation balance to Mr. Lee plus accrued interest for $1,332,078 and terminated the plan.

     Mrs. Helen Lee, the wife of Michael H. Lee, provides the Company with consulting services with respect to producer management and business development. In 2004, Mrs. Lee was paid as a consultant until October 15, 2004. Beginning October 16, 2004, Mrs. Lee was paid as an employee. In 2004, Mrs. Lee's total earnings were $75,000.

     Ms. Helen Lee Nigro, the sister of Michael H. Lee, was paid $69,500 as a full-time employee for the Company during 2004.

     Mr. Schuster, one of the Company's Directors, is a partner at the law firm of McLaughlin & Stern LLP, which provides legal services to the Company from time to time. During the year 2004, the Company incurred fees of $237,000 for legal services rendered by McLaughlin & Stern LLP.

                  MANAGEMENT - DIRECTORS AND EXECUTIVE OFFICERS


     The table below sets forth the names, ages and positions of the Company's Directors and executive officers:

     Name                             Age  Position
     ----                             ---  --------
     Michael H. Lee(3)..............  47   Chairman of the Board, President and
                                           Chief Executive Officer
     Steven G. Fauth(2).............  44   Senior Vice President, General
                                           Counsel, Secretary and Director
     Francis M. Colalucci(1)........  60   Senior Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Director
     Steven W. Schuster(3)..........  50   Director
     Charles A. Bryan(1)............  58   Director
     Gregory T. Doyle(3)............  44   Director
     Austin P. Young, III(2)........  64   Director
     Ian Drachman...................  44   Senior Vice President, Chief
                                           Information Officer
     Christian K. Pechmann..........  55   Senior Vice President, Underwriting
                                           Operations
     Joel S. Weiner.................  55   Senior Vice President, Strategic
                                           Planning and Business Analysis

      (1) Denotes Class I Director with term to expire in 2007.
      (2) Denotes Class II Director with term to expire in 2006.
      (3) Denotes Class III Director with term to expire in 2005.

     Set forth below is certain biographical information on each of the Company's Directors and executive officers (other than Messrs. Lee, Schuster and Doyle, for whom such information is provided above under "--Nominees for Directors"):

STEVEN G. FAUTH
SENIOR VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND DIRECTOR

Mr. Fauth joined Tower Insurance Company of New York ("TICNY") in 1993. He has held these positions at TICNY since 1993 and the Company since 1995. His duties include oversight of the Claims and Legal divisions of the Company. Prior to joining the Company, Mr. Fauth was involved in all aspects of commercial litigation, with an emphasis on contract, products liability and negligence defense at the law firm of Whitman & Ransom for five years and the New York trial practice firm of Lunney & Crocco for three years. Mr. Fauth received a B.S. in Accounting from Boston College in 1982 and a J.D. from Duke University School of Law in 1985.

FRANCIS M. COLALUCCI, C.P.A.
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR

Mr. Colalucci joined the Company in 2002. He has held these positions since February 2002. From 1996 until 2001, Mr. Colalucci was employed by the Empire Insurance Company, a property and casualty insurance company, and ultimately served as Executive Vice President, Chief Financial Officer and Treasurer in addition to being a member of that company's Board of Directors. From 1974 to 1996, Mr. Colalucci was employed by the Continental Insurance Companies in various senior financial positions. From 1966 to 1974, Mr. Colalucci was employed by Deloitte and Touche, CPA's. Mr. Colalucci received a B.B.A. in Accounting from St. John's University in 1966 and is a New York State licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and Financial Executives International.

CHARLES A. BRYAN, C.P.A.
DIRECTOR

Mr. Bryan, a Director since 2004, has been the President of CAB Consulting, LLC, an insurance consulting firm that provides general management, merger and acquisition, actuarial and accounting services since 2001. From 1998 to 2000, Mr. Bryan served as Senior Vice President and Chief Actuary for Nationwide Insurance Group. Mr. Bryan is a Fellow of the Casualty Actuarial Society, a Certified Public Accountant, and a Chartered Property and Casualty Underwriter. Mr. Bryan received an MBA in General Management, Golden Gate University in 1970, an M.S. in Mathematics from Purdue University in 1969 and a B.S. in Mathematics from John Carroll University in 1968.

AUSTIN P. YOUNG, III, C.P.A.
DIRECTOR

Mr. Young, a Director since 2004, currently serves as a Director and the Chairman of the Audit Committee of Administaff, Inc. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001, when he retired. Before joining CellStar Corporation, he served as Executive Vice President -- Finance and Administration of Metamor Worldwide, Inc. from 1996 to 1999. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years. He was a partner in the Houston and New York offices of KPMG Peat Marwick where his career spanned 22 years before joining American General Corporation. He holds an accounting degree from the University of Texas. Mr. Young currently serves on the Board of Directors of The Park People and the Houston Fire Museum. He also serves on the audit committee of the Houston Zoo, Inc. and is a member of the Houston and State Chapters of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants and Financial Executives International.

IAN DRACHMAN
SENIOR VICE PRESIDENT AND CHIEF INFORMATION OFFICER

Mr. Drachman joined the Company in 2003. From 2001 until 2002, Mr. Drachman served as Chief Executive Officer of EquiLend Holdings LLC, which specializes in streamlining and automating transactions and communications between borrowers and lenders in the securities industry. From 1996 until 2001, Mr. Drachman served as Director, Management Consulting Services, at PricewaterhouseCoopers. He received a B.S. in Computer Science from Fairleigh Dickinson University in 1983 and a M.S. in Computer Science from New York Institute of Technology in 1992.

CHRISTIAN K. PECHMANN
SENIOR VICE PRESIDENT OF UNDERWRITING OPERATIONS

Mr. Pechmann joined the Company in September 2003. Prior to that, Mr. Pechmann was employed in various roles at Kemper Insurance Companies for 32 years. His most recent position with that company was as Northeast Region President, responsible for management and profitability of seven operating branch offices. A 1971 graduate of Hartwick College, Mr. Pechmann received a B.A. in English.

JOEL S. WEINER
SENIOR VICE PRESIDENT, STRATEGIC PLANNING AND BUSINESS ANALYSIS

Mr. Weiner joined the Company in 2004. From 2002 until 2004, he was employed as Managing Director at GAB Robins Capital Partners, which provides outsourcing for claim operations. From 1993 to 2001, he was employed by PricewaterhouseCoopers, where he led that company's U.S. middle market insurance consulting practice and advised many property and casualty insurers on strategic issues. Mr. Weiner also was a Senior Vice President and Divisional Financial Officer at CIGNA Corporation from 1986 to 1992. He is an associate member of the Casualty Actuarial Society. Mr. Weiner earned a B.S. from Drexel University in 1972 and an M.B.A. from the Wharton School of Business of the University of Pennsylvania in 1982.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock as of April 14, 2005 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock;
(ii) each of the Company's Directors and persons referred to in the Summary Compensation Table; and (iii) all of the Directors and executive officers as a group. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of the shares, or the right to acquire such power within 60 days after April 14, 2005 with respect to any shares.


                                                             SHARES         PERCENT
                                                          BENEFICIALLY    BENEFICIALLY
     NAME(1)                                                OWNED(2)         OWNED
     --------------------------                           ------------    ------------
     Michael H. Lee(3)..................................     2,887,247         14.40%
     Steven G. Fauth(4).................................       111,500             *
     Francis M. Colalucci...............................        16,793             *
     Steven W. Schuster.................................         4,080             *
     Charles A. Bryan...................................         8,080             *
     Gregory T. Doyle...................................         3,580             *
     Austin P. Young, III...............................         6,080             *
     Christian Pechmann.................................         2,000             *
     Joel S. Weiner.....................................         5,000             *
     Eubel Brady & Suttman Asset Management, Inc........     1,819,760          9.07%
     RS Investment Management Co. LLC...................     1,605,495          8.01%
     Becker Capital Management, Inc.....................     1,265,400          6.31%
     Total Officers & Directors.........................     3,044,860         15.18%


     *  Less than 1%

(1) The named stockholders' business address is 120 Broadway, New York, New York, 10271, except that the business address of: Becker Capital Management, Inc. is 1211 SW 5th Avenue, Suite 2185, Portland, OR 97204; RS Investment Management Co. LLC is 388 Market Street, Suite 200, San Francisco, CA 94111; and Eubel Brady & Suttman Asset Management, Inc. is 7777 Washington Village Drive, Suite 210, Dayton, OH 45459.
(2) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.
(3) Includes 90,000 shares issuable upon the exercise of stock options held by Mrs. Helen Lee, Mr. Michael H. Lee's wife.
(4)  Includes 90,000 shares issuable upon the exercise of stock options.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by the Company with respect to fiscal year 2004, or written representations from certain reporting persons during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% stockholders were complied with by such persons, except as hereinafter described. Due to the unavailability of SEC Edgar codes, the report on Form 3 representing the initial holdings for Austin P. Young, III was submitted one day late. Additionally, reports on Form 4 for Michael H. Lee, Steven G. Fauth, Francis M. Colalucci, Austin P. Young, III and Gregory T. Doyle regarding stock purchases made pursuant to a "Friends & Family" program were submitted one day late.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION COMMITTEE ROLE

     The Compensation Committee of the Board of Directors is currently responsible for the Company's compensation programs for its executive officers. The Compensation Committee is responsible for establishing the compensation of the Company's Directors, officers and other managerial personnel, including salaries, bonuses, termination arrangements and benefits. Prior to the formation of the Compensation Committee on June 22, 2004, the entire Board of Directors performed these functions. The Compensation Committee is also responsible for the administration of the Company's 2004 Long Term Equity Compensation Plan, including the recipients, amounts and terms of grants thereunder.

     COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses are designed to reward and provide incentives for individual contributions as well as overall Company performance.

     The Compensation Committee monitors the implementation of the Company's executive compensation policies. The Company's policies with respect to these elements, including the basis for the compensation awarded to the Company's executive officers and Directors, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits.

     Compensation consists of three (3) elements for executive officers: base salary, annual incentive bonus and other stock-based incentives (e.g., stock options and restricted stock). The criteria for determining the Chief Executive Officer's and other executive officers' base salary, annual incentive bonus and stock-based incentives include level of responsibility, corporate performance, achievement of individually established goals, personal contribution to the Company's success, experience, expertise and market data for the Company's competitors in the insurance industry. Factors that are evaluated to determine each executive officer's individual contribution include his strategic vision, leadership and management skills, technical skills and judgment in performing his tasks. The Board of Directors and Compensation Committee believe that the annual base salaries, cash bonuses and stock-based incentives are consistent with the compensation range established for such positions based on the factors noted above and the specified executives' prior experience and managerial expertise, and their knowledge of the Company's operations and the insurance industry.

     BASE SALARIES

     The Company has established competitive annual base salaries for all executive officers as set forth in employment agreements with the executive officers. The annual base salaries for each of the Company's executive officers, including the Company's Chief Executive Officer, reflect the subjective judgment of the Compensation Committee based on the consideration of the executive officer's position and tenure with the Company, the Company's needs, and the executive officer's individual performance, achievements and contributions to the Company.

     ANNUAL CASH BONUSES

     The Company's executive officers are eligible for discretionary annual cash bonuses. The Company's policy is to permit cash bonuses, to be determined by the Compensation Committee, with a target bonus of 20 percent of base salary for all executive officers other than Mr. Lee. Pursuant to his employment agreement, Mr. Lee is entitled to a target cash bonus of $350,000 to be received in 2005. The Compensation Committee determined that Mr. Lee was entitled to the maximum cash bonus based on his performance and achievements and contributions to the growth of the Company as discussed more fully below.

     STOCK-BASED INCENTIVES

     Under the Company's 2004 Long Term Equity Compensation Plan, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares may be granted to key employees, including executive officers of the Company. The Compensation Committee administers the 2004 Long Term Equity Compensation Plan. We believe that stock based incentives may be appropriately granted to emphasize the importance of improving stock price performance and increasing stockholder value over the long-term, and to encourage executives to own the Company's common stock. These options are granted at 100% of the average price of the stock on the date of grant. In this way, executives can be rewarded only if the stock price increases, which will benefit both stockholders and executives. Stock options granted under the 2004 Long Term Equity Compensation Plan might be "incentive stock options," as defined in Section 422 of the Code, or "nonqualified stock options" which are the stock options that do not qualify as incentive stock options. Non-qualified stock options for an aggregate of 161,077 shares of common stock at an exercise price of $8.50 per share were granted under the plan in 2004 to executive officers. With the adoption of the 2004 Long Term Equity Compensation Plan, no further grants will be made under the 2001 Stock Award Plan.

     EMPLOYMENT AGREEMENTS

     The Company retained an outside compensation consultant to advise the Compensation Committee with regard to employment agreements, participation in the 2004 Long Term Equity Compensation Plan and the recommended mix of salary, bonuses and stock based incentives for the Company's top senior executives. The outside consultant reviewed the existing employment arrangements between the Company and its senior executives and also surveyed other peer companies both in size and type of industry. The outside consultant made recommendations to the Compensation Committee in reports dated March 8 and May 18, 2004 regarding salary ranges and commonly used stock-based incentives, structure, design and content of proposed annual and long-term incentive plans, length of the employment agreements, typical employment contracts provisions for senior executives, the length and amount of severance payment due in the event the executive's employment is terminated without "cause" or in the event his employment is terminated as a result of a "change of control" as those phrases are defined in the employment agreement.

     After reviewing the report from the outside consultant, the Compensation Committee reviewed the Employment Agreements dated as of August 1, 2004, between the Company and the following top executive officers: Mr. Michael H. Lee, Mr. Steven G. Fauth, Mr. Francis M. Colalucci, Mr. Christian K. Pechmann and Mr. Joel S. Weiner. The Compensation Committee reviewed the Employment Agreements' provisions with respect to the compensation ranges and other provisions discussed by the outside compensation consultant.

     SECTION 162(m) LIMITATIONS

     Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited to $1,000,000 with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Mr. Lee's stock-based compensation for 2004 and 2005 is subject to an exemption from the limitation as the Company's 2004 Long Term Equity Compensation Plan was adopted prior to the Company's initial public offering and within the past three years. His cash salary and bonus aggregate less than $1,000,000 and each of the other executive officer's aggregate compensation is less than $1,000,000. The Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

     CHIEF EXECUTIVE OFFICER COMPENSATION

     Michael Lee serves as the Company's Chairman of the Board, President and Chief Executive Officer. In determining Mr. Lee's compensation for 2004 pursuant to the employment agreement dated as of August 1, 2004, the Compensation Committee considered a number of important factors, particularly his continued highly effective leadership in establishing and improving the Company's financial performance, managing the growth of the Company's senior staff and employees and the successful consummation of the Company's initial public offering. Impressive results were achieved in each of these areas, as well as creating a solid strategy for continued growth and implementation of the Company's strategy for expansion. As a part of its annual review of the executive compensation program and strategies, the Compensation Committee has reviewed Mr. Lee's aggregate compensation and equity-based awards for 2004 and those that are planned for 2005. The Compensation Committee believes that Mr. Lee's overall compensation is reasonable when compared with the compensation of chief executives of comparable companies, especially in view of the outstanding performance achieved by the Company.

     Mr. Lee's compensation program strikes an appropriate balance between salary and variable compensation arrangements, consistent with the Company's compensation policies for employees in general. The cash bonus component and stock-based incentives are tied to the Compensation Committee's evaluation of Mr. Lee's and the Company's performance as a whole. Time-based restricted stock awards provide additional rewards if Mr. Lee stays with the Company for the required vesting periods, and the benefit to him increases only if the holdings of other stockholders increase in value as well. A large part of Mr. Lee's overall compensation is thus tied to Company performance and to the creation of shareholder value. The Compensation Committee and the Board of Directors determined Mr. Lee's compensation as follows:

     Cash Compensation. Mr. Lee received cash compensation in the amount of $975,000 for 2004, consisting of an annual salary of $525,000 and a bonus of $450,000, which included a deferred bonus payment of $100,000 relating to 2003. The minimum base salary was unchanged from 2003 to 2004 and will remain unchanged in 2005 in accordance with Mr. Lee's employment agreement. Mr. Lee was granted an annual bonus of $350,000 in 2003 of which $250,000 was paid and $100,000 was deferred and paid in 2004.

     Equity-based Compensation. For the long-term incentive component of his compensation, on August 1, 2004, Mr. Lee was awarded 131,888 shares of the Company's common shares in the form of restricted stock. This award is a time-based award. Assuming that none of the award's forfeiture provisions are triggered, one-fourth of this award will vest in each of 2006, 2007, 2008 and 2009. In September 2004, Mr. Lee was awarded options to purchase 94,500 shares of the Company's common stock. The options were granted to Mr. Lee at an exercise price of $8.50 per share, a price equal to the initial public offering price of the Company's common stock. The options vest pro-rata over five years from the date of grant, have a term of ten years and are valued by the Company at $2.96 per share based on the Black-Scholes method of valuation of stock options.

     During 2005, the Compensation Committee met with the Board of Directors in executive session to review the Company's performance and the performance of Mr. Lee and other members of senior management. The Board of Directors concurred with the Company's decisions.

COMPENSATION COMMITTEE:

Gregory T. Doyle (Chairman)
Steven W. Schuster

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the salaries and bonuses earned by the Company's Chief Executive Officer and each of the next four most highly compensated executive officers during the years ended December 31, 2004 and 2003. These individuals are referred to as the "named executive officers".


                                            ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                 -----------------------------------------  ---------------------------------------
                                                                                             NO. OF
                                                                OTHER        RESTRICTED      SHARES
        NAME AND                                               ANNUAL          STOCK       UNDERLYING       LTIP        ALL OTHER
   PRINCIPAL POSITION     YEAR     SALARY        BONUS     COMPENSATION(5)   AWARDS(6)       OPTIONS     PAYOUTS(7)  COMPENSATION(8)
------------------------  -----  ---------    ------------ ---------------  ----------     -----------   ----------  ---------------
MICHAEL H. LEE             2004  $ 525,000    $  450,000(3)    $  23,797    $1,465,420        94,500     $1,332,078     $  16,224
Chairman of the Board      2003  $ 525,000    $  250,000(4)    $  19,845    $        0             0     $        0     $   7,420
President and
Chief Executive Officer

STEVEN G. FAUTH            2004  $ 289,260    $   50,000       $   5,600    $        0        15,817     $        0     $   7,929
Senior Vice President      2003  $ 282,100    $   88,636       $   8,710    $        0             0     $        0     $   7,420
Secretary and Director

FRANCIS M. COLALUCCI       2004  $ 243,937    $   67,800       $   6,601    $   97,700        13,500     $        0     $   9,573
Senior Vice President      2003  $ 225,749    $   30,100       $   2,928    $        0              0    $        0     $   8,008
Chief Financial Officer
Treasurer and Director

CHRISTIAN K. PECHMANN      2004  $ 250,000    $   37,500       $       0    $        0        13,500     $        0     $   7,520
Senior Vice President      2003  $  82,532(1) $        0       $       0    $        0              0    $        0     $     340
Underwriting Operations

JOEL S. WEINER             2004  $ 215,615(2) $   40,000       $  14,681    $        0        12,420     $        0     $   8,639
Senior Vice President      2003  $       0    $        0       $       0    $        0              0    $        0     $       0
Strategic Planning and
Business Analysis


(1) The amount above reflects earned salary for 2003 as opposed to the annual salary of Mr. Pechmann. Mr. Pechmann joined the Company on September 2, 2003 at a total annual salary of $250,000.
(2) The amount above reflects earned salary for 2004 as opposed to the annual salary for Mr. Weiner. Mr. Weiner joined the Company on January 26, 2004 at a total annual salary of $230,000.
(3)  The 2004 paid bonus included $100,000 of deferred bonus from 2003.
(4)  The 2003 paid bonus excluded $100,000 that was deferred and paid in 2004.
(5) Other annual compensation in 2004 includes for Mr. Lee, $4,935 for medical expense reimbursement, $10,610 for car expenses and $8,252 for other miscellaneous expenses; for Mr. Fauth, $2,100 for medical expense reimbursement and $3,500 for car expenses; for Mr. Colalucci, $6,601 for medical expense reimbursement; and for Mr. Weiner, $14,681 for moving expenses. Other annual compensation in 2003 includes for Mr. Lee, $573 for medical expense reimbursement, $11,851 for car expenses and $7,421 for other miscellaneous expenses; for Mr. Fauth, $310 for medical expense reimbursement and $8,400 for car expenses; for Mr. Colalucci, $2,928 for medical expense reimbursement.
(6) The restricted stock shares granted for Mr. Lee are for 131,888 shares that are scheduled to vest: 25% on May 5, 2005, 25% on May 5, 2006, 25% on May 5, 2007 and 25% on May 5, 2008. The restricted stock shares granted for Mr. Colalucci are for 8,793 shares that are scheduled to vest: 25% on May 5, 2005, 25% on May 5, 2006 and 50% on October 20, 2006. The Company pays dividends on both vested and unvested outstanding restricted stock shares. As of December 31, 2004, Mr. Lee's restricted stock shares of 131,888 shares had a fair value of $1,582,654 and Mr. Colalucci's restricted stock shares of 8,793 had a fair value of $105,516.
(7) The Company sponsored a nonqualified deferred compensation plan ("the Plan") for the Chairman of the Board, President and Chief Executive Officer of the Company. As of December 31, 2003, the Company had granted the maximum amount allowed under the Plan, $1,000,000. Amounts contributed to the Plan earn interest at the rate of 7% per year. During 2004 and 2003, the Company recognized deferred compensation expense of $44,000 and $85,000, respectively. On May 5, 2004 the Board of Tower Risk Management Corp. approved the payment of the entire deferred compensation balance of $1,000,000 and cumulative accrued interest of $332,078 and terminated the plan.
(8) All other compensation for 2004 includes for Mr. Lee, $8,296 for restricted stock dividends, $6,500 for 401(k) match and $1,428 for term life insurance; for Mr. Fauth, $6,500 for 401(k) match and $1,429 for term life insurance; for Mr. Colalucci, $553 for restricted stock dividends, $8,000 for 401(k) match and $1,020 for term life insurance; for Mr. Pechmann, $6,500 401(k) match and $1,020 for term life insurance and for Mr. Weiner, $7,619 for 401(k) match and $1,020 for term life insurance. In 2003 other compensation includes for Mr. Lee, $6,000 for 401(k) match and $1,420 for term life insurance; for Mr. Fauth, $6,000 for 401(k) match and $1,420 for term life insurance; for Mr. Colalucci $7,000 for 401(k) match and $1,008 for term life insurance and for Mr. Pechmann $340 for term life insurance.

                               STOCK OPTION GRANTS

     The following table contains information concerning the grant of stock options during 2004 to the Company's Chief Executive Officer and each of the Company's other named executive officers. There were no stock appreciation rights ("SARs") granted in 2004.

                           STOCK OPTIONS GRANTED 2004

                                                                                                       Potential Realizable Value
                             Number of                                                                 at Assumed Annual Rates of
                            Securities        % of Total                                              Stock Price Appreciation for
                            Underlying      Options Granted                                                    Option Term
                              Options        to Employees      Exercise Price      Expiration         ----------------------------
Name                        Granted(1)          in 2004          ($/ Share)           Date                5%                10%
----------------------      -----------     ---------------    --------------      ----------         ---------         ----------
Michael H. Lee                94,500              58.7%            $8.50              9/29/14          $505,160         $1,280,174
Steven G. Fauth               15,817               9.8%             8.50              9/29/14            84,552            214,271
Francis M. Colalucci          13,500               8.4%             8.50              9/29/14            72,166            182,882
Christian K. Pechmann         13,500               8.4%             8.50              9/29/14            72,166            182,882
Joel S. Weiner                12,420               7.7%             8.50              9/29/14            66,392            168,251


(1) Options are exercisable at the rate of 20% per year on each anniversary from the date of grant, which was September 29, 2004.

                       STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to the exercise of stock options and the number and value of options held at December 31, 2004 by the Company's Chief Executive Officer and by each of the Company's other named executive officers. As of December 31, 2004, the Company has not issued any SARs.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT
                               DECEMBER 31, 2004


                                                             NUMBER OF UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                           NUMBER OF SHARES                              OPTIONS                        IN-THE-MONEY OPTIONS
                              ACQUIRED ON      VALUE               AT DECEMBER 31, 2004                AT DECEMBER 31, 2004(1)
                               EXERCISE       REALIZED       --------------------------------      -------------------------------
NAME                            IN 2004       IN 2004         EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                       ----------------   -------        ------------       -------------      -----------       -------------
Michael H. Lee                     0            $0.00           90,000(2)           94,500           $829,800          $330,750
Steven G. Fauth                    0             0.00           90,000(3)           15,817            829,800            55,360
Francis M. Colalucci               0             0.00                0              13,500                 $0            47,250
Christian K. Pechmann              0             0.00                0              13,500                 $0            47,250
Joel S. Weiner                     0             0.00                0              12,420                 $0            43,470


(1) The value of the exercisable and unexercisable options presented above, was calculated using the closing market price of the Company's Common Stock at December 31, 2004 of $12.00 per share as reported on the Nasdaq National Market System under the ticker symbol "TWGP" minus the exercise price of the grant.

(2) The 90,000 exercisable stock options granted under the 2001 Stock Award Plan are held by Mrs. Helen Lee, Mr. Lee's wife.

(3) The 90,000 exercisable stock options were granted under the 2001 Stock Award Plan.

                              EMPLOYMENT AGREEMENTS

     The following information summarizes the employment agreements for the Company's Chief Executive Officer and its other named executive officers who were the most highly compensated for the year ended December 31, 2004.

     Michael H. Lee. Under Mr. Lee's employment agreement, dated as of August 1, 2004, Mr. Lee has agreed to serve as the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Lee's term of service under this agreement continues for five years followed by automatic additional one-year terms unless notice not to extend the term is provided by the Company or Mr. Lee at least one year prior to the end of the term. Mr. Lee receives an annual base salary of $525,000 and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus being $350,000. Mr. Lee's salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors; however, they cannot be decreased below $525,000 and $350,000 respectively. Mr. Lee may also participate in certain executive benefit plans, which may include a paid country club membership up to $10,000 annually and a monthly car allowance up to $1,000. Mr. Lee may also participate in the Company's long-term incentive plans.

     If Mr. Lee's employment terminates as a result of disability or death, Mr. Lee's employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Lee's stock based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

     If the Company terminates Mr. Lee's employment agreement for cause, which includes conviction of, or Mr. Lee's pleading nolo contendre to, a crime involving moral turpitude or a felony, gross negligence or gross misconduct, all of the Company's obligations under the agreement cease. Mr. Lee will only be entitled to receive his accrued base salary and all outstanding incentive awards are forfeited. If Mr. Lee voluntarily terminates his employment agreement with the Company without good reason and not due to death, disability or retirement, all of the Company's obligations under the agreement cease, and Mr. Lee will be entitled to receive his accrued base salary plus a prorated target bonus. In the case of voluntary termination, Mr. Lee will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. All unvested incentive awards are forfeited.

     If the Company terminates Mr. Lee's employment without cause or if Mr. Lee terminates his employment with good reason, as defined in the employment agreement, then Mr. Lee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 300% of the sum of his annual base salary and the highest annual bonus paid to him within the preceding three years, (iii) the continuation of life, accident and health insurance coverage for three years and (iv) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If the Company terminates Mr. Lee's employment agreement without cause, or if Mr. Lee terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control, as defined in the employment agreement, Mr. Lee is also entitled to receive the foregoing benefits and an immediate vesting of his previously unvested stock awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

     If Mr. Lee retires, he receives his accrued base salary, a prorated target bonus, applicable retiree benefits and vesting of previously unvested stock awards and his stock options will remain exercisable for the full option term. Mr. Lee will be eligible to retire for purposes of his employment agreement upon attainment of age 55 with 15 years of service.

     Mr. Lee is also subject, under the terms of his employment agreement, to non-competition provisions in the states of New York and New Jersey and to non-solicitation provisions for a period of two years after termination of employment, along with ongoing confidentiality and non-disclosure requirements.

     SENIOR VICE PRESIDENTS

     Steven G. Fauth. Under Mr. Fauth's employment agreement, dated as of August 1, 2004, Mr. Fauth has agreed to serve as Senior Vice President, Claims and General Counsel and/or in such other positions as the Company may assign. Mr. Fauth's term of service under this agreement continues for two years followed by automatic additional one-year terms unless notice not to extend the term is provided by the Company or Mr. Fauth at least one year prior to the end of the term. Mr. Fauth receives a minimum annual base salary of $292,890 and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus being 20% of his annual base salary. Mr. Fauth's salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors, however, they cannot be decreased below $292,890 and 20% respectively. Mr. Fauth may also participate in the Company's long-term incentive plans.

     If Mr. Fauth's employment terminates as a result of disability or death, Mr. Fauth's employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Fauth's stock based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

     If the Company terminates Mr. Fauth's employment agreement for cause, which includes conviction of, or Mr. Fauth's pleading nolo contendre to, a crime involving moral turpitude or a felony, gross negligence or gross misconduct, or if Mr. Fauth voluntarily terminates his employment agreement with the Company, all of the Company's obligations under the agreement cease and Mr. Fauth will only be entitled to receive his accrued base salary. In the case of termination for cause, all outstanding incentive awards are forfeited. In the case of voluntary termination, Mr. Fauth will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options, while all unvested incentive awards are forfeited.

     If the Company terminates Mr. Fauth's employment without cause or if Mr. Fauth terminates his employment with good reason, as defined in the employment agreement, then Mr. Fauth is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 150% (200% if Mr. Fauth has been employed at least fifteen years when his employment terminates) of the sum of his annual base salary and his target annual bonus, (iii) the continuation life, accident and health insurance coverage for one and one-half years (two years if Mr. Fauth has been employed at least fifteen years when his employment terminates) and (iv) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If the Company terminates Mr. Fauth's employment agreement without cause, or if Mr. Fauth terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control, as defined in the employment agreement, Mr. Fauth is also entitled to receive the foregoing benefits, except that he receives two times his annual base salary and target annual bonus and his life, accident and health benefits are continued for two years, regardless of the number of years he has been employed, and he is also entitled to immediate vesting of his previously unvested stock awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

     If Mr. Fauth retires, he receives his accrued base salary through the termination date, applicable retiree benefits and vesting of previously unvested stock awards and his stock options will remain exercisable for the full option term. Mr. Fauth will be eligible to retire for purposes of his employment agreement upon attainment of age 55 with 15 years of service.

     Mr. Fauth is also subject under the terms of his employment agreement to non-competition provisions in the states of New York and New Jersey and non-solicitation provisions for a period of one year after termination of employment (or for a period of two years after termination of employment if Mr. Fauth receives change in control related severance payments), along with ongoing confidentiality and non-disclosure requirements.

     Francis M. Colalucci, Christian K. Pechmann and Joel Weiner. Under their respective employment agreements, each dated as of August 1, 2004, Messrs. Colalucci, Pechmann and Weiner have agreed to serve as the Company's Chief Financial Officer, Senior Vice President of Underwriting Operations and Senior Vice President of Strategic Planning and Business Analysis, respectively and/or in such other positions as the Company may assign. The term of service under the agreements of each of Messrs. Colalucci, Pechmann and Weiner continues for one year, followed by automatic additional one-year terms unless a notice not to extend the term is provided by the Company or the employee at least three months prior to the end of the term. Messrs. Colalucci, Pechmann and Weiner receive a minimum annual base salary of $250,000, $250,000 and $230,000, respectively, and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus of 20% of the annual base salary. Each salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors, however, they cannot be decreased below the salaries and target bonus percentages stated above. Each of Messrs. Colalucci, Pechmann and Weiner may also participate in the Company's long-term incentive plans.

     If the Company terminates the employment of any of Messrs. Colalucci, Pechmann or Weiner without cause or if any of them terminates his employment with good reason, as defined in the employment agreement, then the terminated employee is entitled to (i) his accrued base salary and a prorated target bonus,
(ii) a cash severance payment equal to 50% (100% if the employee has been employed at least three years when his employment terminates) of the sum of his annual base salary and his target annual bonus, (iii) the continuation of health and welfare benefits for six months (one year if the employee has been employed at least three years when his employment terminates) and (iv) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If the Company terminates the employment agreement without cause, or if any of Messrs. Colalucci, Pechmann or Weiner terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control as defined in the employment agreement, he is also entitled to receive the foregoing benefits and is also entitled to immediate vesting of his previously unvested stock awards. The employment agreements also provide for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Internal Revenue Code.

     The retirement benefits provided under the agreements are the same as under Mr. Fauth's agreement. Messrs. Colalucci, Pechmann and Weiner will be eligible to retire for purposes of their employment agreements upon attainment of age 62. Mr. Colalucci will also be considered to have retired for purposes of his agreement if he retires at the request of the Company before attaining age 62.

     Messrs. Colalucci, Pechmann and Weiner are also subject under the terms of their respective employment agreements to non-competition provisions in the states of New York and New Jersey and non-solicitation provisions for a period of six months after the termination of their employment (or one year if employed at the Company for at least three years and if the Senior Vice President receives severance payments), along with ongoing confidentiality and non-disclosure requirements.

                             DIRECTORS COMPENSATION

     Non-employee Directors receive annual compensation of $14,500 plus $1,150 for each Board meeting attended and $1,000 for each Committee meeting attended. Directors also receive $17,503 in fair value of restricted stock annually. In 2004, the Directors restricted stock was granted on November 10, 2004.

                                                         FAIR VALUE
                                                         OF GRANTED           SHARES OF RESTRICTED
NON-EMPLOYEE DIRECTOR           FEES PAID             RESTRICTED STOCK         STOCK GRANTED (1)
---------------------           ---------             ----------------        --------------------
Steven W. Schuster               $ 20,475                  $ 17,503                1,768
Charles A. Bryan                   19,475                    17,503                1,768
Gregory T. Doyle                   20,475                    17,503                1,768
Austin P. Young, III               19,475                    17,503                1,768
                                 --------                  --------                -----
TOTAL                            $ 79,900                  $ 70,012                7,072
                                 ========                  ========                =====


(1) The shares of restricted stock granted to each Director in 2004 vest on March 31, 2005.

                             STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of the NASDAQ Stock Composite Index ("IXIC") and the NASDAQ Insurance Index ("IXIS"). The comparison assumes $100 was invested on October 21, 2004 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends monthly. The initial measurement point was October 21, 2004, being the first trading day the Company's stock was publicly traded after its initial public offering ("IPO").

                                    [GRAPH]

                                10/21/2004      11/30/2004          12/31/2004
                                ----------      ----------          ----------
TOWER GROUP, INC.                  100.00        129.16               134.36
-------------------------       ----------      ----------          ----------
NASDAQ COMPOSITE (IXIC)            100.00        107.33               111.35
-------------------------       ----------      ----------          ----------
NASDAQ INSURANCE (IXIS)            100.00        111.42               114.30
-------------------------       ----------      ----------          ----------

                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The Committee has furnished the following report for 2004.

     The Committee has reviewed and discussed the Company's consolidated audited financial statements as of and for the year ended December 31, 2004 with management and the independent registered public accounting firm. The Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

     The Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Committee has discussed with the independent registered public accounting firm that firm's independence. The Committee has also considered the compatibility of the provision for non-audit services with the independent registered public accounting firm's independence.

     Based on the Committee's reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                            Austin P. Young, III, Chairman
                                            Gregory T. Doyle
                                            Charles A. Bryan

         PRE-APPROVAL POLICY FOR SERVICES OF THE INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     The Committee is required to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the auditors performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exceptions for which the Committee's approval is required prior to completion of the audit. The Committee may delegate pre-approval authority to one or more of its members when appropriate, provided that the decisions of such members to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

     The aggregate fees billed for professional services by Johnson Lambert & Co. in 2004 and 2003 for these various services were:

TYPE OF FEES                       2004                2003
------------                     --------            --------
AUDIT FEES                       $755,853            $264,806
AUDIT-RELATED FEES                 15,300              13,591
TAX FEES                           19,973              12,491
ALL OTHER FEES                     62,500               6,488
                                 --------            --------
TOTAL                            $853,626            $297,376
                                 ========            ========

     In the above table, in accordance with the SEC's definitions and rules, "Audit fees" are fees that are billed or expected to be billed by Johnson Lambert & Co. for the audit of annual financial statements included in the Form 10-K, the review of financial statements included in the Form 10-Q, the audit work required for the Company's Form S-1 Registration Statement, comfort letters, consents and statutory audits.

     "Audit-related fees" are fees billed for employee benefit plan audits. "Tax fees" are fees billed for tax compliance, tax advice and tax planning. "All other fees" are for any services not included in the first three categories.

2. APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Subject to the stockholders' approval, the Board of Directors has appointed the firm of Johnson Lambert & Co., which served as the Company's independent registered public accounting firm for 2004, to serve as the Company's independent registered public accounting firm for 2005. If the stockholders do not approve this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting, other independent registered public accounting firms will be considered by the Board of Directors.

     A representative of Johnson Lambert & Co. is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 2006 Annual Meeting must be received at the Company's principal executive office by December 15, 2005 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after February 28, 2006 will be considered untimely.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                TOWER GROUP, INC.


     This Charter of the Audit Committee (this "Charter") has been adopted by the Board of Directors (the "Board") of Tower Group, Inc. (the "Company"). The Audit Committee (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.


A. PURPOSE

     The purpose of the Committee is to assist the Board in its oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements, including (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the Company's internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board. In fulfilling its purpose, the Committee shall maintain free and open communication with the Company's independent auditors, internal auditors and management.

B. DUTIES AND RESPONSIBILITIES

     In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

     1. To review major issues regarding accounting principles, policies, practices and judgments and financial statement presentations, including (i) any significant changes to the Company's selection or application of accounting principles, (ii) the adequacy and effectiveness of the Company's internal controls and (iii) any special audit steps adopted in light of material control deficiencies.

     2. To review analyses prepared by management, the independent auditors and/or others setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     3. To review the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company's financial statements.

     4. To review the type and presentation of information to be included in the Company's earnings press releases, paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information, as well as review and discuss earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies.

     5. To discuss and approve the appointment and replacement of the internal auditors.

     6. To review and discuss with the internal auditors significant reports that the internal auditors prepare for management as well as management's responses to those reports.

     7. To discuss with management and the independent auditors the responsibilities, budget, staffing and qualifications of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function, which may be outsourced to a third-party service provider other than the independent auditors, is intended to provide management and the audit committee with ongoing assessments of the Company's risk management processes and system of internal control over financial reporting.

     8. To periodically discuss with the Board the adequacy and effectiveness of the Company's internal controls.

     9. To discuss with management and the independent auditors the integrity of the Company's financial reporting processes and controls, including policies and guidelines with respect to risk assessment and risk management and the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     10. To discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," together with the results of the independent auditor's annual audit or interim financial review and any report or annual required actuarial opinion rendered in connection therewith, as the case may be, prior to filing or distribution.

     11. To recommend to the Board whether the audited financial statements and accompanying notes should be included in the Company's annual report on Form 10-K.

     12. To prepare and approve the audit committee report required to be included in the Company's annual proxy statements pursuant to the proxy rules promulgated by the United States Securities and Exchange Commission (the "SEC") or, if the Company does not file a proxy statement, in the Company's annual report.

     13. To discuss with management and the independent auditors the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates in its financial statements.

     14. To review and discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports and employee complaints concerning financial matters which raise material issues regarding the Company's financial statements or accounting policies.

     15. To discuss with the independent auditors and management, as appropriate, any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 not otherwise addressed in this Charter.

     16. To discuss with the independent auditors, prior to the filing of the audit report with the SEC, reports from management and the independent auditors regarding (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by the accounting firm and (iii) other material written communications between the accounting firm and management.

     17. To discuss periodically with the Company's CEO and CFO (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, (ii) any significant changes in internal controls, including internal control over financial reporting, or other factors that could significantly affect such internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses and (iii) any fraud involving management or other employees who have a significant role in the Company's internal controls.

     18. To review the internal control reports of management prepared pursuant to the rules and regulations of the SEC promulgated under the Sarbanes-Oxley Act of 2002 prior to filing with the SEC.

     19. To directly appoint (subject to stockholder ratification), retain, compensate, evaluate and oversee the independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and to resolve any disagreements between management and the independent auditors. To approve in advance, or, in the alternative, to establish and periodically review pre-approval policies and procedures for all audit engagement fees and terms, including the retention of the independent auditors for any significant permissible non-audit engagement or relationship. To have direct responsibility for the oversight of the independent auditors. The Committee shall inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Committee. The Committee may terminate the independent auditors in its sole discretion. The Committee should also take into account the opinions of management in its dealings with the independent auditors.

     20. To annually evaluate the experience, qualifications, performance and independence of the independent auditors, including their lead partners. To assure the regular rotation of the audit partners, including the lead and concurring audit partners, as required by applicable laws, rules and regulations. To consider whether there should be regular rotation of the independent auditors. The Committee should take into account the opinions of management and the internal auditors in its evaluation of the independent auditors. The Committee should present its conclusions with respect to the independent auditors to the full Board.

     21. To obtain and review, on an annual basis, a formal written report from the independent auditors describing (i) the auditing firm's internal quality control procedures; (ii) any material issues raised within the preceding five (5) years by the auditing firm's internal quality-control reviews, peer reviews, or any governmental or other inquiry or investigation relating to any independent audit conducted by the auditing firm, and the steps taken to deal with such issues; and (iii) all relationships between the independent auditors and the Company, as contemplated by Independence Standard Board Standard Number 1.

     22. To discuss with the independent auditors any disclosed relationships between the auditors and the Company or any other relationships that may adversely affect the objectivity or independence of the independent auditor. To discuss with the independent auditors any services provided to the Company or any other services that may adversely affect the objectivity and independence of the independent auditor. To take, or to recommend that the full board take, appropriate action to oversee the objectivity and independence of the independent auditor.

     23. To review with the independent auditors any audit problems or difficulties, together with management's responses, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

     24. To review the independent auditors' audit plan, including its scope, staffing, locations, reliance upon management and general audit approach.

     25. To review and approve all related party transactions for potential conflict of interest situations on an ongoing basis

     26. To establish clear guidelines for the hiring of current or former employees of the Company's independent auditors

     27. To review and discuss with management and the independent auditors the quality of the Company's financial and auditing personnel and the responsibilities, budget and staffing of the Company's internal audit functions.

     28. To review with management, including the Company's legal counsel, the independent auditors, and the internal auditors on a quarterly basis, or more frequently as circumstances dictate, any legal matters that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws, rules and regulations, any breaches of fiduciary duties and inquiries received from regulators or governmental agencies.

     29. To establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

     30. To conduct any investigation appropriate to fulfill its responsibilities with the authority to have direct access to the independent auditors as well as anyone in the Company.

     31. To ensure that no improper influence on the independent directors is exerted by any officers or directors of the Company or any person acting under their direction.

     32. To keep abreast of new accounting and reporting standards promulgated by the Public Company Accounting Oversight Board, the FASB, the SEC and other relevant standard setting bodies.

     33. To approve ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     34. To perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

C. OUTSIDE ADVISORS

     The Committee, acting by majority vote, shall have the authority to retain, at the Company's expense, outside legal, accounting, actuarial or other advisors or experts it deems necessary to perform its duties. The Committee shall retain these advisors without seeking Board approval and shall have sole authority to approve related fees and retention terms.

D. ANNUAL PERFORMANCE EVALUATION

     The Committee shall conduct an annual self-performance evaluation, including an evaluation of its compliance with this Charter. The Committee shall report on its annual self-performance evaluation to the Board.

     Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to pursue the privileged nature of those communications.

E. MEMBERSHIP

     The Committee shall consist of the number of independent directors fixed from time to time by the Board, but no fewer than three (3) directors. Each Committee member shall meet the independence requirements of The NASDAQ Stock Market and of the SEC, as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience. At least one Committee member shall meet the requirements of an "audit committee financial expert" as such term is defined by the SEC.

     Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Corporate Governance & Nominating Committee. Each prospective Committee member shall carefully evaluate existing time demands before accepting Committee membership. No director may serve as a Committee member if such director serves on the audit committee of more than two (2) other public companies, unless the Board expressly determines that such service would not impair that director's ability to serve on the Committee and such determination is disclosed in the Company's annual proxy statement. The Committee members may be removed, with or without cause, by a majority vote of the Board.

     No member of the Committee shall receive compensation other than (i) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

F.   CHAIRMAN

     The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties. In the absence of the Committee chairman, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting.

G.   MEETINGS

     The Committee shall meet at least one (1) time per quarter, or more frequently as circumstances dictate, and all Committee members shall strive to attend all Committee meetings. At least two Committee meetings each year shall be in person. The Committee meetings shall follow a set agenda established by the Committee.

     The chairman may call a Committee meeting upon notice to each other Committee member at least forty-eight (48) hours prior to the meeting. A majority of the Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting.

     The Committee shall meet separately, periodically, with management, the independent auditors and those responsible for the internal audit functions to discuss any matter that the Committee or any of these groups believes may warrant Committee attention. The Committee shall also meet in executive session as required.


Adopted: February 24, 2005

                                   APPENDIX B


                      CHARTER OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                TOWER GROUP, INC.

A. PURPOSE

     The role of the Compensation Committee (the "Committee") is to discharge the responsibilities of the Board of Directors (the "Board") of Tower Group, Inc. (the "Company") relating to the compensation of the Company's executive officers, to administer all plans of the Company under which Company securities may be acquired by Directors, executive officers, employees and consultants and to produce the report on executive compensation in the Company's annual proxy statement in accordance with applicable rules and regulations.

B. FUNCTIONS

     In order to carry out its mission and function, the Committee has the authority to perform the following tasks and processes, as well as any functions as shall be required of compensation committees by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded and the Securities and Exchange Commission (the "SEC"). The tasks and processes are set forth as a guide, and not as minimum requirements, with the understanding that the Committee may supplement them as appropriate, or may choose to fulfill its responsibilities in other ways which it deems advisable in its business judgment.

     1. Annually review and approve for the chief executive officer (the "CEO") and the executive officers of the Company (i) the annual base salary level; (ii) the annual and/or quarterly incentive opportunity level, including the specific goals and amount; (iii) the equity compensation; (iv) employment agreements, severance arrangements, change in control agreements and indemnification agreements, if any such agreements or arrangements are proposed; and (v) any other benefits, compensation or arrangements. In reviewing and approving such compensation, the Committee will consider such factors as it deems appropriate in its business judgment, including the Company's performance. The CEO may not vote on any of these matters and may not be present during discussions of his or her compensation.

     2. Annually review the performance of the CEO with input from the other independent Directors; review and approve goals and objectives for the CEO consistent with the Company's objectives. The Committee shall prescribe such procedures as it determines necessary to conduct an evaluation of the CEO.

     3. Review and approve compensation packages for new corporate officers and termination packages for corporate officers.

     4. Review on a periodic basis the Company's executive compensation (i) to ensure the attraction and retention of corporate officers; (ii) to ensure the motivation of corporate officers to achieve the Company's business objectives, and (iii) to align the interests of key management with the long-term interests of the Company's stockholders.

     5. Annually produce a report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations. Deliver such other reports or communications relating to compensation as may be required by applicable law, or which the Committee otherwise determines in its business judgment to be necessary or advisable.

     6. Establish and recommend to the Board incentive compensation plans (including equity based plans), pension and profit sharing plans, stock purchase plans, bonus plans and similar programs.

     7. Consider management proposals regarding retirement, long-term disability and other management welfare and benefit plans.

     8. Review and establish an appropriate insurance coverage strategy for the Company's Directors and officers.

     9. Approve the Company's grants and awards to officers under the Company's equity compensation plans. Authorize the Company to make grants to other employees under the Company's equity compensation plan.


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

     10. To the extent that a plan provides for administration by the Board or a committee of the Board, serve as the committee administering such plan of the Company.

     11. Periodically review its own performance and report regularly to the Board as to its activities.

     12. Review and reassess the adequacy of this Charter annually, and recommend and propose changes to the Board for approval.

     13. Review periodic reports from management on matters relating to the Company's personnel appointments and practices.

     14. Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

C. COMPOSITION

     The Committee shall consist of at least two (2) Directors. The members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion. All members of the Committee shall, in the Board's judgment, meet the applicable independence requirements of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded, be "non-employee Directors" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, and be "outside Directors" as defined by
Section 162(m) of the Internal Revenue Code (the "Code"). Members of the Committee shall serve until their resignation, death, removal by the Board or until their successors are appointed. A Committee member shall be automatically removed without further action of the Board if the member ceases to be a Director of the Company or is found by the Board no longer to be an "independent", "non-employee" or "outside" Director, as those terms are amended from time to time. The Committee shall include a Committee Chairperson. If a Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote.

D. MEETINGS

     The Committee shall meet either in person or telephonically at least twice per year at a time and place determined by the Chairperson of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Chairperson of the Committee. It is expected that Committee members shall be present at all Committee meetings. The Committee Chairperson may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting. Attendance by a Committee member at any meeting called on less than 48 hours' notice shall be deemed a waiver of notice unless such attendance is for the sole purpose of contesting the validity of such meeting. Members of senior management or others may attend meetings of the Committee at the invitation of the Chairperson of the Committee and shall provide pertinent information as necessary. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson of the Committee will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meeting as requested by the Committee.

     A majority of the members of the Committee shall constitute a quorum for all purposes. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the By-laws or Certificate of Incorporation of the Company; or
(iii) the laws of the state of Delaware.


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


E. AUTHORITY TO ENGAGE ADVISORS

     The Committee shall have the resources and authority necessary to retain and approve the fees of legal and other advisors, including compensation consultants, as it deems necessary for the fulfillment of its responsibilities. Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.



Adopted: June 22, 2004




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

                                   APPENDIX C

             CHARTER OF CORPORATE GOVERNANCE & NOMINATING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                TOWER GROUP, INC.


A. PURPOSE

     The role of the Corporate Governance & Nominating Committee (the "Committee") is to discharge the responsibilities of the Board of Directors (the "Board") of Tower Group, Inc. (the "Company") to ensure that the Board and its committees are appropriately constituted to meet their legal obligations to the stockholders and the Company. To this end, the Corporate Governance and Nominating Committee is responsible for (i) identifying and recommending to the Board individuals qualified to become Board and committee members; (ii) ensuring that a majority of the Board consists of individuals who are independent as required by applicable law and the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded and that members of the Audit, Compensation, and Corporate Governance & Nominating Committees are independent as required by applicable law and such rules, provided that the foregoing shall not be construed to discharge the Board's responsibility under such law or rules to determine whether members of the Board or any committee are independent; (iii) recommending to the Board the Insider Trading Policy for the Company; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company; (v) generally addressing corporate governance issues for the Board; and (vi) reporting regularly to the Board as to its activities.

B. FUNCTIONS

     The Committee shall have the following functions, as well as any functions as shall be required of nominating or corporate governance committees by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded and the Securities and Exchange Commission (the "SEC"). The tasks and processes are set forth as a guide, and not as minimum requirements, with the understanding that the Committee may supplement them as appropriate, or may choose to fulfill its responsibilities in other ways which it deems advisable in its business judgment.

     1. To establish the criteria for Board membership, based on the nature, size and complexity of the Company and the stage of its development, from time to time, which may include one or more of the following:

          - Experience as a senior executive at a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

          - In establishing these criteria, the Committee shall make every effort to ensure that the Board and its committees include at least the number of independent Directors as is required by applicable standards promulgated by any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded and by the SEC.

     2. To periodically review the structure, size and composition of the Board and make recommendations to the Board with regard to any adjustments that are deemed necessary;

     3. To develop and recommend to the Board for its approval an annual Board and committee self-evaluation process to determine the effectiveness of the functioning of the Board and its committees, and oversee such annual self-evaluation process;

     4. To consider, recruit and recommend to the Board candidates for election to the Board at each annual meeting of stockholders; to review candidates recommended by stockholders, establish the procedures by which such stockholder candidates will be considered by the Committee and publish these procedures in the Company's annual meeting proxy statement; to conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;


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

     5. To develop, approve and periodically assess a process for shareholders to send communications to the Board;

     6. To receive recommendations of Director candidates made by security holders of the Company and to recommend to the Board whether the Company should adopt a policy with respect to consideration of such candidates and, if so, to prepare that policy and the procedure to be followed by security holders in submitting such recommendations;

     7. To review the performance of the Board and the various committees of the Board, including the Committee, at least annually;

     8. To make recommendations to the Board regarding committee structure and delegated responsibilities included in the charter of each committee of the Board;

     9. To consider questions of possible conflicts of interest, including related prior transactions, of Board members and of senior executives;

     10. To receive and review an annual questionnaire furnished by each Director identifying relationships between such Director and members of his or her immediate family and the Company and recommending to the Board whether any such relationships are material or whether they satisfy the Board's standards of independence;

     11. To determine (i) the appropriate schedule for regular executive sessions of the non-management Directors, (ii) whether, in the event the Chairperson of the Board is a member of management, a single presiding Director shall be selected for all such executive sessions or whether a procedure should be used for selection of the presiding Director, and (iii) a method to be disclosed by the Company for interested parties to be able to communicate concerns directly to the Chairperson of the Board or, in the event the Chairperson of the Board is a member of management, the presiding Director or with the non-management Directors as a group;

     12. To recommend to the Board the appointment and removal of the members and chairs of the committees;

     13. To make recommendations on the structure of Board meetings and to oversee the Company's processes for providing information to the Board;

     14. To consider matters of corporate governance and to review periodically the Company's corporate governance principles and codes of business conduct and ethics (as required by the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded and the SEC) and recommend to the Board any changes deemed appropriate;

     15.  To recommend to the Board Director retirement policies;

     16. To review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and

     17. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

C. COMPOSITION

     The Committee shall be composed of two (2) or more Directors, none of whom shall be an employee of the Company and each of whom shall, in the Board's judgment, meet the independence requirements of any applicable law and the rules of any securities exchange or automated inter-dealer quotation system on which any of the Company's securities are traded. The members of the Committee shall be appointed by the Board and may be removed by the Board at its discretion. Members of the Committee shall serve until their resignation, death, removal by the Board or until their successors are appointed. A Committee member shall be automatically removed without further action of the Board if the member ceases to be a Director of the Company or is found by the Board no longer to meet applicable independence requirements. The Committee shall include a Committee Chairperson. If a Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote.


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

D. MEETINGS

     The Committee shall meet either in person or telephonically at least twice per year at a time and place determined by the Chairperson of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Chairperson of the Committee. It is expected that Committee members shall be present at all Committee meetings. The Committee Chairperson may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting. Attendance by a Committee member at any meeting called on less than 48 hours' notice shall be deemed a waiver of notice unless such attendance is for the sole purpose of contesting the validity of such meeting. Members of senior management or others may attend meetings of the Committee at the invitation of the Chairperson of the Committee and shall provide pertinent information as necessary. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chairperson of the Committee will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may designate a non-voting Secretary or Acting Secretary for the Committee, who shall assist in the administration of meetings and prepare the minutes of such meeting as requested by the Committee.

     A majority of the members of the Committee shall constitute a quorum for all purposes. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the By-laws or Certificate of Incorporation of the Company; or
(iii) the laws of the state of Delaware.

E. AUTHORITY TO ENGAGE ADVISORS

     The Committee shall have the authority necessary, and shall have the appropriate funding from the Company, to retain and approve the fees of legal and other advisors, including Director search firms, as it deems necessary for the fulfillment of its responsibilities. Any communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.



Adopted June 22, 2004


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